C0000000230 | M

104598

Number

00000000

Shares

*****0**********

Rare Element Resources

A BRITISH COLUMBIA COMPANY

THIS CERTIFIES THAT SPECIMEN

CUSIP 75381M102

ISIN CA75381M1023

IS THE REGISTERED HOLDER OF ***0***

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

RARE ELEMENT RESOURCES LTD.

SAMPLE

in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia.

Dated: Apr 28, 2021

President

Director

VOID

CANCELLED

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND
LOUISVILLE, KY)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

OR

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(VANCOUVER) (TORONTO)
TRANSFER AGENT AND REGISTRAR

By ______________________
Authorized Officer

VOID

CANCELLED

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Vancouver, BC and Toronto, ON and Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and Louisville, KY.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
TEN ENT	- as tenants by the entireties	GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED: ____________________

______________________ Signature of Shareholder

______________________ Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words 'Signature Guaranteed'.

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Until the Separation Time (defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences rights of the holder described in a Shareholder Rights Plan Agreement, dated as of November 10, 2010 (the "Shareholder Rights Plan Agreement"), between Rare Element Resources Ltd. (the "Corporation") and Computershare Trust Company of Canada, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances set out in the Shareholder Rights Plan Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Shareholder Rights Plan Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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